 Earning
 Earnings Release  Q3 FY 2020April 17, 2020

 Business ResultsQ3 FY 2020

 IMMEDIATE PRIORITIES    Ensuring the health and safety of the men and women of P&G around the world.Maximizing the availability of products that help people and their families with their health, hygiene and cleaning needs.Helping society meet and overcome the challenges they face.

 SUPERIORITYTO WIN WITH CONSUMERS  LEADING CONSTRUCTIVE DISRUPTION  FOCUSED & AGILE ORGANIZATION  ENDURING STRATEGIES  PORTFOLIO: DAILY USE, PERFORMANCE DRIVES BRAND CHOICE  PRODUCTIVITY TO FUEL INVESTMENTS                                                                                                                            Products  Packaging  Value  New StandardOf Excellence  Communication  Retail Execution

 Q3 FY 2020 HIGHLIGHTS

 Q3 Fiscal Year 2020  Organic Sales Growth  Organic Volume Growth  Core EPS Growth  Free Cash Flow Productivity  Q3 FY ‘20  +6%  +6%  +10%  113%  Currency Neutral Core EPS Growth  +15%

 Q3 FY 2020 RESULTSORGANIC SALES GROWTH  Organic sales were driven by volume and pricing. Organic volume up +6%, pricing +1% and mix flat.

 Q3 FY 2020 RESULTSCORE EPS GROWTH  Core gross margin +120 basis pointsCore operating margin +100 basis pointsTotal productivity savings +240 basis points

 Q3 FY 2020 RESULTSCURRENCY-NEUTRAL CORE EPS GROWTH  Core gross margin ex-FX +130 basis pointsCore operating margin ex-FX +180 basis points

 Business Segment Results and HighlightsQ3 FY 2020

 +2% Pricing, -2% MixGlobal value share increased 0.2 versus year agoNet Earnings: Pricing help was more than offset by negative mix from volume loss on premium SK-II brand, brand communication investments and currency headwinds.  Q3 FY 2020 RESULTSBEAUTY SEGMENT

 Hair Care organic sales increased low single digits versus year ago. North America, Europe, Latin America and APAC regions all grew organic sales mid- to high single digits driven by premium mix and strong retail execution. Greater China organic sales declined double digits primarily due to temporary disruption of consumer access to retail markets.Skin & Personal Care organic sales increased low single digits versus year ago with growth in Personal Care and North America Skin Care mostly offset by softness of the SK-II business in Asia. North America sales grew double digits driven by Olay premium product innovation and consumer stock-up in Personal Care. Greater China sales declined double digits with Personal Care (Safeguard) double digit sales growth more than offset by declines on premium SK-II, including travel retail, and Olay Skin related to temporary disruption of consumer access to retail markets.  Q3 FY 2020 RESULTSBEAUTY HIGHLIGHTS

 +2% Pricing, -2% Mix Global value share increased 0.8 points versus year ago. Net Earnings: Pricing and productivity savings were more than offset by tax benefit in base year period, currency headwinds and negative geographic mix.  Q3 FY 2020 RESULTSGROOMING SEGMENT

 Grooming organic sales declined low single digits versus year ago. Shave Care organic sales declined low single digits driven by negative mix due to volume decline in North America due to limited distribution capacity. Greater China had double digit volume decline related to temporary disruption of consumer access to retail markets. Latin America grew organic sales high single digits driven by innovation and devaluation-driven pricing. Appliances sales increased high single digits driven by premium innovation driven volume.   Q3 FY 2020 RESULTSGROOMING HIGHLIGHTS

 +1% Pricing, +1% MixGlobal value share increased 0.8 points versus year agoNet Earnings: Innovation driven volume growth, pricing and productivity savings were partially offset by brand communication investments and currency headwinds.   Q3 FY 2020 RESULTSHEALTH CARE SEGMENT

 Oral Care organic sales increased mid-single digits versus year ago. North America sales grew mid-single digits driven by Power toothbrushes, premium toothpaste innovation and pricing. Latin America grew strong double digits driven by innovation-driven volume and pricing. Greater China declined double digits due to temporary disruption of consumer access to retail markets.Personal Health Care organic sales increased high teens versus year ago led by innovation-driven volume, increased brand communication investments, increased consumer consumption and pantry loading and positive mix due to disproportionate growth in North America.  Q3 FY 2020 RESULTSHEALTH CARE HIGHLIGHTS

 Flat Pricing, +1% MixGlobal value share increased 0.7 points versus year agoNet Earnings: Innovation-driven volume growth and productivity savings were partially offset by investments in brand communication and lower margin product mix hurt and currency headwinds.  Q3 FY 2020 RESULTSFABRIC & HOME SEGMENT

 Fabric Care organic sales grew high single digits versus year ago. Broad based growth led by premium innovation-driven volume growth across laundry and fabric enhancers. North America delivered double digit and Europe delivered mid-single digit organic sales growth led by innovation, market growth and increased consumer consumption and pantry loading. China Fabric Care declined double digits due to temporary disruption of consumer access to retail markets.Home Care organic sales increased mid-teens with strong growth across all segments: Dish, Air and Surface. Sales increased from innovation-driven volume, superior retail execution and increased consumer consumption and pantry loading in North America and Europe regions.  Q3 FY 2020 RESULTSFABRIC & HOME HIGHLIGHTS

 Flat Pricing, Flat MixGlobal value share declined 0.3 points versus year agoNet Earnings: Volume growth, productivity savings and commodity tailwinds were partially offset by brand communication investments, lower margin product mix hurt and currency headwinds.   Q3 FY 2020 RESULTSBABY, FEMININE and FAMILY CARE SEGMENT

 Baby Care organic sales increased low single digits with growth of premium products and increased consumer demand due to consumption behaviors and pantry stocking across North America, Europe and Asia Pacific regions partially offset by mid-single digit decline in Greater China related to temporary disruption of consumer access to retail markets.Feminine Care organic sales increased high single digits versus year ago led by strong volume growth across markets driven by premium innovation and favorable product mix from Always Discreet growth.Family Care organic sales increased double digits driven by a sharp increase in consumer demand due to consumption behaviors and pantry loading, partially offset by negative product/size mix.  Q3 FY 2020 RESULTSBABY, FEMININE and FAMILY CARE HIGHLIGHTS

 FY 2020 Guidance

   FY ‘20  Organic Sales Growth  +4% to +5%   All-in Sales Growth (adjusted)  +3% to +4%   Maintained guidance of organic sales growth guidance +4% to +5%Adjusted all-in sales growth to +3% to +4%Includes a two point negative impact from foreign exchange, partially offset by a modest positive impact from acquisitions and divestitures.  FY 2020 GuidanceSALES

   FY ‘20  Core EPS Growth   +8% to +11%  All-in EPS Growth   +235% to +245%  Maintained Core EPS growth to +8% to +11% Core effective tax rate range of 17% to 18% Maintained all-in EPS of +235% to +245% with the Gillette Shave Care carrying value adjustment in the base period (Q4). Impact in base is $3.03 on FY and $3.02 in Q4.  FY 2020 GuidanceEARNINGS PER SHARE

  Adj. Free Cash Flow Productivity: 100% Capital Spending, % Sales: 4.5% to 5.0%Dividends: Over $7.5BDirect Share Repurchase: $7 to $8B  FY 2020 GuidanceCASH GENERATION AND USAGE

 Significant deceleration of market growth ratesSignificant currency weaknessSignificant commodity cost increasesAdditional geo-political disruptions and economic volatility  FY 2020 GuidancePOTENTIAL HEADWINDS NOT INCLUDED IN GUIDANCE

 Forward Looking Statements  Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters, acts of war or terrorism, or disease outbreaks; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s exit from the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, labor and employment, antitrust, data protection, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; and (17) the ability to successfully manage the demand, supply, and operational challenges associated with a disease outbreak, including epidemics, pandemics, or similar widespread public health concerns (including the novel coronavirus, COVID-19, outbreak). For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The following provides definitions of the non-GAAP measures used in Procter & Gamble's April 17, 2020 earnings call, associated slides, and other materials and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management. Certain of these measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results.  These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. The Company is not able to reconcile its forward-looking non-GAAP adjusted cash flow productivity and effective tax rate measures because the Company cannot predict the timing and amounts of discrete items such as acquisition and divestitures, which could significantly impact GAAP results.

The measures provided are as follows:
1.	Organic sales growth — page 3
2.	Core EPS and currency-neutral Core EPS — page 4
3.	Core gross margin and currency-neutral Core gross margin — page 6
4.	Core operating profit margin and currency-neutral Core operating profit margin — page 6
5.	Free cash flow productivity — page 6
6.	Adjusted free cash flow productivity — page 6

Organic sales growth*:  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures, the impact from the July 1, 2018 adoption of new accounting standards for “Revenue from Contracts with Customers”, and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
•
Incremental restructuring:  The Company has had and continues to have an ongoing level of restructuring activities.  Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. In 2012 the Company began a $10 billion strategic productivity and cost savings initiative that included incremental restructuring activities.  In 2017, the Company communicated details of an additional multi-year productivity and cost savings plan.  This results in incremental restructuring charges to accelerate productivity efforts and cost savings.  The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.

•
Early debt extinguishment charges: In fiscal 2018, the Company recorded after-tax charges of $243 million, due to the early extinguishment of certain long-term debt. These charges represent the difference between the reacquisition price and the par value of the debt extinguished.

•
Transitional Impact of U.S. Tax Act:  In December 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "U.S. Tax Act").  This resulted in a net charge of $602 million for the fiscal year 2018. The adjustment to Core earnings only includes this transitional impact.  It does not include the ongoing impacts of the lower U.S. statutory rate on the respective years’ earnings.

•
Gain on Dissolution of the PGT Healthcare Partnership: The Company finalized the dissolution of our PGT Healthcare partnership, a venture between the Company and Teva Pharmaceuticals Industries, Ltd (Teva) in the OTC consumer healthcare business, in the quarter ended September 30, 2018. The transaction was accounted for as a sale of the Teva portion of the PGT business; the Company recognized an after-tax gain on the dissolution of $353 million.

•
Shave Care Impairment: In the fourth quarter of fiscal 2019, the company recognized a one-time, non-cash, after-tax charge of $8.0 billion ($8.3 billion before tax) to adjust the carrying values of the Shave Care reporting unit. This was comprised of a before and after-tax impairment charge of $6.8 billion related to goodwill and an after-tax impairment charge of $1.2 billion ($1.6 billion before tax) to reduce the carrying value of the Gillette indefinite-lived intangible assets.

•
Anti-dilutive Impacts: The Shave Care impairment charges caused certain equity instruments that are normally dilutive (and hence normally assumed converted or exercised for the purposes of determining diluted net earnings per share) to be anti-dilutive. Accordingly, for U.S. GAAP diluted earnings per share, these instruments were not assumed to be concerted or exercised. Specifically, in the fourth quarter and total fiscal 2019, the weighted average outstanding preferred shares were not included in the diluted weighted average common shares outstanding. Additionally, in the fourth quarter of fiscal 2019, none of our outstanding share-based equity awards were included in the diluted weighted average common shares outstanding. As a result of the non-GAAP Shave Care impairment adjustment, these instruments are dilutive for non-GAAP earnings per share.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation. Management views the following non-GAAP measures as useful supplemental measures of Company performance and operating efficiency over time.

Core EPS and currency-neutral Core EPS*:  Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated.  Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange.

Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated.

Currency-neutral Core gross margin: Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange.

Core operating profit margin*: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated.

Currency-neutral Core operating profit margin*: Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange.

Free cash flow:  Free cash flow is defined as operating cash flow less capital spending. Free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion.  Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investment.

Free cash flow productivity*:  Free cash flow productivity is defined as the ratio of free cash flow to net earnings.  Management views free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes.  The Company's long-term target is to generate annual free cash flow productivity at or above 90 percent.

Adjusted free cash flow:  Adjusted free cash flow is defined as operating cash flow less capital spending and adjustments for items as indicated. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion.  Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investment.

Adjusted free cash flow productivity*:  Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings adjusted for items as indicated.  Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes.  The Company's long-term target is to generate annual free cash flow productivity at or above 90 percent.

* Measure is used to evaluate senior management and is a factor in determining their at-risk compensation.

1. Organic sales growth:
Three Months Ended March 31, 2020	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Beauty	(1)%	2%	-%	1%
Grooming	(3)%	3%	(1)%	(1)%
Health Care	7%	2%	-%	9%
Fabric Care & Home Care	8%	1%	1%	10%
Baby, Feminine & Family Care	6%	1%	-%	7%
Total P&G	5%	2%	(1)%	6%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Nine Months Ended March 31, 2020	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Total P&G	5%	2%	(1)%	6%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Quarters

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
JAS 2018	-%	3%	1%	4%
OND 2018	-%	4%	-%	4%
JFM 2019	1%	5%	(1%)	5%
AMJ 2019	4%	4%	(1)%	7%
JAS 2019	7%	2%	(2)%	7%
OND 2019	5%	1%	(1)%	5%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers" and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Guidance
Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact/Other*	Organic Sales Growth
FY 2020 (Estimate)	3% to 4%	1%	+4% to +5%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

2. Core EPS and currency-neutral Core EPS:
	Three Months Ended March 31
	2020	2019
Diluted Net Earnings Per Share	$1.12	$1.04
Incremental Restructuring	0.05	0.02
Core EPS	$1.17	$1.06
Percentage change vs. prior period	10%
Currency Impact to Earnings	0.05
Currency-Neutral Core EPS	$1.22
Percentage change vs. prior period Core EPS	15%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

	Nine Months Ended March 31
	2020	2019
Diluted Net Earnings Per Share	$3.89	$3.48
Incremental Restructuring	0.07	0.07
Gain on Dissolution of PGT Partnership		(0.13)
Core EPS	$3.96	$3.42
Percentage change vs. prior period	16%
Currency Impact to Earnings	0.09
Currency-Neutral Core EPS	$4.05
Percentage change vs. prior period Core EPS	18%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Core EPS
Prior Quarters

	JAS 18	JAS 17	OND 18	OND 17	JFM 19	JFM 18	AMJ 19	AMJ 18	JAS 19	JAS 18	OND 19	OND 18
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$ 1.22	$ 1.06	$ 1.22	$ 0.93	$ 1.04	$ 0.95	$ (2.12)	$ 0.72	$ 1.36	$ 1.22	$ 1.41	$1.22
Incremental Restructuring	0.03	0.03	0.03	0.02	0.02	0.04	0.06	0.14	0.01	0.03	0.01	0.03
Early Debt Extinguishment Charges				-				0.09
Transitional Impact of U.S. Tax Act				0.24		0.01		(0.02)
Gain on Dissolution of PGT Partnership	(0.14)									(0.14)
Shave Care Impairment							3.02
Anti-dilutive Impacts							0.14
Rounding	0.01							0.01		0.01
Core EPS	$ 1.12	$ 1.09	$ 1.25	$ 1.19	$ 1.06	$ 1.00	$ 1.10	$ 0.94	$ 1.37	$ 1.12	$1.42	$1.25
Percentage change vs. prior period	3%		5%		6%		17%		22%		14%
Currency Impact to Earnings	0.09		0.09		0.09		0.08		0.02		0.02
Currency-Neutral Core EPS	$ 1.21		$ 1.34		$ 1.15		$ 1.18		$1.39		$1.44
Percentage change vs. prior period Core EPS	11%		13%		15%		26%		24%		15%

Core EPS
Guidance
Total Company	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2020 (Estimate)	+235% to +245%	(227)% to (234)%	+8% to +11%

* Includes the gain on the dissolution of the PGT Healthcare partnership and Shave Care impairment in fiscal 2019 and year-over-year changes in incremental non-core restructuring charges.

3. Core gross margin:
	Three Months Ended March 31
	2020	2019
Gross Margin	49.4%	48.8%
Incremental Restructuring	1.0%	0.4%
Core Gross Margin	50.4%	49.2%
Basis point change vs. prior year Core margin	120
Currency Impact to Margin	0.1%
Currency-Neutral Core Gross Margin	50.5%
Basis point change vs prior year Core margin	130

4. Core operating profit margin:
	Three Months Ended March 31
	2020	2019
Operating Profit Margin	20.1%	19.6%
Incremental Restructuring	0.9%	0.3%
Rounding	(0.1)%
Core Operating Profit Margin	20.9%	19.9%
Basis point change vs. prior year Core margin	100
Currency Impact Margin	0.8%
Currency-Neutral Core Operating Profit Margin	21.7%
Basis point change vs. prior year Core Margin	180

5. Free cash flow productivity (dollar amounts in millions):

Three Months Ended March 31, 2020
Operating Cash Flow	Capital Spending	Free Cash Flow	Net Earnings	Free Cash Flow Productivity
$4,064	$(731)	$3,333	$2,957	113%

6. Adjusted free cash flow productivity (dollar amounts in millions):

Nine Months Ended March 31, 2020
Operating Cash Flow	Capital Spending	U.S. Tax Act Payments	Adjusted Free Cash Flow	Net Earnings	Adjusted Free Cash Flow Productivity
$12,597	$(2,415)	$215	$10,397	$10,317	101%